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                                                                     Exhibit 5.1

                              DORSEY & WHITNEY LLP
                                   Suite 1500
                              50 South Sixth Street
                          Minneapolis, Minnesota 55402

MGI PHARMA, INC.
5775 West Old Shakopee Road, Suite 100
Bloomington, Minnesota 55437

Ladies and Gentlemen:

     We have acted as counsel to MGI PHARMA, INC., a Minnesota corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time after the date hereof of (i) shares of its common stock, par value $.01 per share (the "Common Stock"); (ii) shares of its preferred stock, $.10 par value per share (the "Preferred Stock"), in one or more series; (iii) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants") or Common Stock (the "Common Stock Warrants" and, together with the Debt Securities Warrants and Preferred Stock Warrants, the "Securities Warrants"); and (v) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities and Securities Warrants, for an aggregate initial public offering price of up to $150,000,000. The Common Stock, Preferred Stock, Debt Securities and Securities Warrants are herein collectively referred to as the "Securities."

     We have examined such documents, including resolutions adopted by the Board of Directors of the Company at meetings held on May 12 and June 13, 2003 (the "Resolutions"), and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that any Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the prospectus included therein (as amended from time to time) and any related prospectus supplement(s).

     Based on the foregoing, we are of the opinion that:

     (1) The Company has the authority pursuant to its Second Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to issue up to 70,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Minnesota Business Corporation Act to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any validly issued Securities Warrants exercisable for Common Stock or (iii) upon the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock), upon the issuance and delivery of and payment for such shares of Common Stock in the manner

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MGI PHARMA, INC.
June 16, 2003
Page 2

contemplated by the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and the Resolutions, and assuming that the Company has a sufficient number of shares of Common Stock reserved for such issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     (2) The Company has the authority pursuant to its Articles of Incorporation to issue up to 10,000,000 shares of Preferred Stock, 1,000,000 of which have been designated as Series A junior participating preferred stock. Upon the due designation of a series or class of Preferred Stock by the Board of Directors of the Company in accordance with the Minnesota Business Corporation Act (including without limitation the filing of the resolutions designating such series) and adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Minnesota Business Corporation Act to authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exercise of any validly issued Securities Warrants exercisable for Preferred Stock, or (ii) upon the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock), upon the issuance and delivery of and payment for such shares of Preferred Stock in the manner contemplated by the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and the Resolutions, and assuming that the Company has a sufficient number of shares of such series or class of Preferred Stock reserved for such issuance, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     (3) When (a) one or more indentures with respect to the Debt Securities have been duly executed, authorized and delivered by the Company and the trustee (as determined by the Company in accordance with the resolutions adopted by the Board of Directors), (b) a particular series of Debt Securities have been duly established under the applicable indenture (including, without limitation, the adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Minnesota Business Corporation Act duly authorizing the issuance and delivery of such Debt Securities) and (c) the instruments representing such Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable indenture and as contemplated by the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and the aforesaid Board of Directors resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (4) When (a) a warrant agreement for the applicable Securities Warrants has been duly authorized, executed and delivered by the Company and a purchaser of such Securities Warrants and (b) such Securities Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the prospectus contained therein and the related prospectus supplement(s) and as required by applicable law, such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to the following qualifications and exceptions:

     (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

     (b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

     (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions (and any other applicable resolutions) referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto and the prospectus contained therein and any and all prospectus supplement(s) required

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MGI PHARMA, INC.
June 16, 2003
Page 3

by applicable law have all become effective under the Securities Act of 1933, as amended, and will continue to be effective, the applicable indenture relating to the Debt Securities will have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be qualified, and none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

     (d) Minnesota Statutes ss.290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to file, all Notice of Business Activities Reports.

     Our opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the prospectus constituting part of the Registration Statement. The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

Dated: June 16, 2003


                                                       Very truly yours,

                                                       /s/ DORSEY & WHITNEY LLP